Exhibit 5.1

1650 TYSONS BOULEVARD SUITE 400 MCLEAN, VIRGINIA 22102 TELEPHONE: 703.760.7700 FACSIMILE: 703.760.7777 WWW.MOFO.COM	morrison & foerster llp

new york, san francisco,
los angeles, palo alto,
san diego, washington, d.c.

northern virginia, denver,
sacramento, walnut creek

tokyo, london, brussels,
beijing, shanghai, hong kong
May 6, 2011
Sourcefire, Inc.
9770 Patuxent Woods Drive
Columbia, Maryland 21046
     RE:      Sourcefire, Inc. 2007 Stock Incentive Plan
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,125,442 shares (the “Shares”) of the Common Stock, $0.001 par value (the “Common Stock”), of Sourcefire, Inc. (the “Company”), which will be issuable from time to time under the Sourcefire, Inc. 2007 Stock Incentive Plan (the “2007 Plan”).
     As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.
     Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold pursuant to the terms of the 2007 Plan, as applicable, will be validly issued, fully paid and nonassessable shares of Common Stock. The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, each as currently in effect.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Morrison & Foerster LLP